                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS,  that the undersigned  constitutes and appoints  Robert G. Zack,  Denis Molleur,  Katherine P. Feld, and Kathleen
Ives,  and each of them,  his true and lawful  attorneys-in-fact  and  agents, with  full  power  of  substitution  and  resubstitution,  for  him and in his capacity as Trustee/Manager  of Multi Cap Value Fund,  Oppenheimer Real Estate
Fund,  Tremont  Market  Neutral  Fund LLC,  Tremont  Opportunity  Fund LLC and
Oppenheimer  Total Return Bond Fund (the  "Funds"),  to sign on his behalf any and all Registration  Statements  (including any post-effective  amendments to
Registration  Statements)  under the  Securities  Act of 1933,  the Investment
Company Act of 1940 and any  amendments  and  supplements  thereto,  and other documents in connection  thereunder,  and to file the same,  with all exhibits thereto, and other documents in connection therewith,  with the Securities and
Exchange  Commission,  granting unto said  attorneys-in-fact  and agents,  and each of them,  full power and  authority  to do and perform each and every act and thing  requisite and  necessary to be done in and about the  premises,  as fully as to all  intents  and  purposes  as he  might  or could do in  person, hereby  ratifying and confirming all that said  attorneys-in-fact  and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 5th day of December, 2002.

/s/ Brian W. Wixted

_______________________________
Brian W. Wixted